                                                                   EXHIBIT 10.17


                       UNANIMOUS SHAREHOLDERS' AGREEMENT

                                     AMONG


                             DATAWAVE SYSTEMS INC.

                          DCI TELECOMMUNICATIONS INC.

                              3423221 CANADA INC.

                                 MARCH 1, 1998

                               TABLE OF CONTENTS
                               -----------------

                                                                                      PAGE NO.
                                                                                      --------
ARTICLE 1 INTERPRETATION.............................................................     2
  1.1   DEFINITIONS..................................................................     2
  1.2   INTERPRETATION...............................................................     3

ARTICLE 2 IMPLEMENTATION OF AGREEMENT................................................     4
  2.1   UNANIMOUS SHAREHOLDERS' AGREEMENT............................................     4
  2.2   DEEMED CONSENTS..............................................................     4
  2.3   EFFECT OF AGREEMENT..........................................................     4
  2.4   CONFLICT.....................................................................     4
  2.5   NOTICE BY COMPANY OF SHAREHOLDERS' AGREEMENT.................................     5
  2.6   ENDORSEMENT UPON SHARE CERTIFICATES..........................................     5
  2.7   SUBSEQUENT MEMBERS TO BE BOUND...............................................     5
  2.8   SHARES.......................................................................     5
  2.9   ACKNOWLEDGEMENT OF THE DIRECTORS.............................................     5

ARTICLE 3 ORGANIZATION...............................................................     6
  3.1   OWNERSHIP OF SHARES..........................................................     6
  3.2   QUORUM AT SHAREHOLDERS' MEETING..............................................     6
  3.3   BOARD OF DIRECTORS...........................................................     6
  3.4   QUORUM AT BOARD MEETINGS.....................................................     6
  3.5   PROCEEDINGS OF DIRECTORS.....................................................     6
  3.6   NOMINEES.....................................................................     6
  3.7   EXPENSES.....................................................................     6
  3.8   OFFICERS.....................................................................     6

ARTICLE 4 MAJOR DECISIONS............................................................     7
  4.1   MAJOR DECISIONS..............................................................     7

ARTICLE 5 FINANCING..................................................................     8
  5.1   INITIAL LOANS................................................................     8
  5.2   GOODWILL LOANS...............................................................     8
  5.3   FURTHER ADVANCES.............................................................     8
  5.4   REMITTANCE OF FURTHER ADVANCES...............................................     8
  5.5   ADJUSTMENT OF INTERESTS......................................................     8
  5.6   TERMS OF ADVANCES............................................................     9
  5.7   WAIVER OF PRE-EMPTIVE RIGHTS.................................................    10
  5.8   GUARANTEES...................................................................    11

ARTICLE 6 RESTRICTIONS UPON TRANSFERS................................................    11
  6.1   RIGHT OF TRANSFER RESTRICTED.................................................    11
  6.2   TRANSFER TO AFFILIATE........................................................    11

ARTICLE 7 RIGHT OF FIRST REFUSAL.....................................................    11
  7.1   RIGHT OF FIRST REFUSAL.......................................................    11
  7.2   DEEMED OFFER.................................................................    12
  7.3   SECRETARY TO BE AGENT OF TRANSFEROR..........................................    12
  7.4   NOTICE.......................................................................    12
  7.5   FAILURE TO TAKE UP SHARES....................................................    12
  7.6   FAILURE TO SELL TO A THIRD PARTY.............................................    12
  7.7   OFFERS BY TRANSFERORS MUST CONFORM TO NOTICE TERMS...........................    13
  7.8   MEANING OF BONA FIDE ARM'S LENGTH OFFER......................................    13
  7.9   THIRD PARTY TO BE BOUND......................................................    13
 7.10   WAIVER.......................................................................    13
 7.11   PRIORITY.....................................................................    13

ARTICLE 8 COMPULSORY BUY-SELL........................................................    14
  8.1   BUY-SELL.....................................................................    14
  8.2   OFFER TO SELL................................................................    14
  8.3   OFFER TO PURCHASE............................................................    14
  8.4   TERMS........................................................................    14
  8.5   PRIORITY.....................................................................    14

ARTICLE 9 OPTION TO PURCHASE ON DEFAULT..............................................    15
  9.1   EVENT OF DEFAULT.............................................................    15
  9.2   DETERMINATION OF DEFAULTS....................................................    15
  9.3   REMEDIES UPON DEFAULT........................................................    15
  9.4   OPTION TO PURCHASE...........................................................    16
  9.5   EXERCISE OF OPTION...........................................................    16
  9.6   AGREEMENT....................................................................    17
  9.7   DETERMINATION OF NET VALUE...................................................    17
  9.8   CLOSING OF OPTION SALE.......................................................    17
  9.9   PRIORITY.....................................................................    17

ARTICLE 10 COMPLETION OF CONTRACTS...................................................    18
 10.1   TIME AND PLACE OF CLOSING....................................................    18
 10.2   PARTIES TO THE CONTRACT......................................................    18
 10.3   PAYMENT FOR TRANSFER SHARES..................................................    18
 10.4   PAYMENT OF VENDOR'S ADVANCES AND RELEASE OF VENDOR'S RESPONSIBILITIES........    18
 10.5   CLOSING DOCUMENTS AND ESCROW BY THE COMPANY..................................    19
 10.6   TIME TO BE OF THE ESSENCE....................................................    20
 10.7   FAILURE TO COMPLETE..........................................................    20

ARTICLE 11 GENERAL...................................................................    20
 11.1   INDEMNITY....................................................................    20
 11.2   WAIVER.......................................................................    20
 11.3   FURTHER ASSURANCES...........................................................    21
 11.4   ARBITRATION..................................................................    21
 11.5   ENTIRE AGREEMENT.............................................................    21

 11.6   PAYMENT OF MONIES............................................................    21
 11.7   SEVERABILITY.................................................................    21
 11.8   REMEDIES.....................................................................    21
 11.9   NOTICES......................................................................    21
11.10   CONFIDENTIALITY..............................................................    22
11.11   GOVERNING LAW................................................................    23
11.12   AMENDMENTS...................................................................    23
11.13   ASSIGNMENT...................................................................    23
11.14   ENUREMENT....................................................................    23
11.15   TIME OF THE ESSENCE..........................................................    23
11.16   COUNTERPARTS AND FACSIMILE...................................................    23

                       UNANIMOUS SHAREHOLDERS' AGREEMENT
                       ---------------------------------

THIS AGREEMENT dated for reference the 1st day of March, 1998.

BETWEEN:

            DATAWAVE SYSTEMS INC., a British Columbia company with a place of
            ---------------------
            business at 101 West 5th Avenue, Vancouver, BC, Canada, V5Y 1H9;

            ("DTV")

AND:

            DCI TELECOMMUNICATIONS INC., a Colorado company with a place of
            ---------------------------
            business at 611 Access Road, Statford, Connecticut, USA, 06497;;

            ("DCI")

AND:

            3423221 CANADA INC., a company incorporated under the laws of
            -------------------
            Canada with a place of business at 101 West 5th Avenue, Vancouver, BC, Canada, V5Y 1H9;

            (the "Company")

AND:

            THOSE PERSONS LISTED ON SCHEDULE "A" TO THIS AGREEMENT
            ------------------------------------------------------
            (collectively the "Directors" and individually a "Director")

WHEREAS:

A. The Company is a company incorporated under the Canada Business Corporations Act;

B. DTV and DCI are the beneficial and registered owners of all the issued and outstanding shares of the Company;

C.          The Directors are the directors of the Company;

D. The parties wish to enter into this Agreement for the purpose of defining certain rights and obligations between each of them and each other person who becomes a shareholder in the Company and between each of them and the Company;

            WITNESSES that in consideration of the premises and of the mutual covenants, agreements and condition herein contained, the parties hereby agree and declare as follows:

                                   ARTICLE 1
                                   ---------
                                 INTERPRETATION
                                 --------------

1.1  DEFINITIONS
     -----------

In this Agreement, unless otherwise expressly stated:

     "Act" means the Canada Business Corporations Act, as amended from time to time;

     "Advances" means all outstanding loans made by a Shareholder to the Company and includes the Goodwill Loans and the Initial Loans;

     "Affiliate" has the meaning which that term has in the Act;

     "arm's length", "acting at arm's length", "non-arm's length", "not acting at arm's length" and similar expressions have the same meaning which those expressions have in the Income Tax Act (Canada);

     "Articles" means the Articles of the Incorporation of the Company, a copy of which is annexed as Schedule "B";

     "associate", where used to indicate a relationship with any person or corporation, means:

     (a) any corporation of which such person or corporation beneficially owns, directly or indirectly, 10% or more of the shares of such corporation carrying the right to vote for the election of directors;

     (b) any trust or estate in which such person or corporation has a substantial beneficial interest or as to which such person or corporation serves as a trustee or in a similar capacity;

     (c)  any immediate relative of such person;

     (d) any person to whom such person is married or with whom such person is living in a conjugal relationship outside marriage; and

     (e)  any immediate relative of a person mentioned in (d) above;

     "Board" means the Board of Directors of the Company and, where the context permits, the Board of Directors of any subsidiary of the Company;

     "Bylaws" means the bylaws of the Company, a copy of which is annexed as Schedule "C";

     "control", in respect of any corporation, means:

     (a) the right to exercise a majority of the votes which may be put at any general meeting of that corporation, together with

     (b) the right to appoint, directly or indirectly, a majority of the directors of that corporation or other persons who have the right to manage or supervise the management of the affairs and business of that corporation;

     "Directors" means the persons described in Schedule "A" and any other parties who are from time to time, in accordance with the terms of this Agreement, duly appointed directors of the Company;

     "Excess DTV Loan" means the amount by which the Initial DTV Loan exceeds the Initial DCI Loan, as described in section 5.1;

     "Goodwill Loans" means the loans made by DTV and DCI to the Company as described in section 5.2;

     "Heads of Agreement" means the agreement dated as of the 1st day of March, 1998 among DTV, Phone Lines International (PLI) Inc., DCI and Cardcaller Canada Inc.;

     "Independent Accountants" means the Toronto office of Price Waterhouse, or if such firm is unable or unwilling to act, such other nationally recognized firm of chartered accountants as may be proposed by the person who is selling Shares pursuant to a contract in respect of which a determination of Net Value is required, such alternate firm to be approved by the person who is purchasing Shares pursuant to such contract (which approval is not to be unreasonably withheld);

     "Initial Loans" means the Initial DTV Loan and the Initial DCI Loan, as described in section 5.1;

     "Net Value", as at any date, means the aggregate of the following amounts which would appear on a consolidated balance sheet of the Company prepared as at such date in accordance with generally accepted accounting principles, namely:

     (a)  capital stock and paid-up capital;

     (b) retained earnings (or as a negative amount, deficit) including any current profit and loss not transferred to retained earnings or deficit; and

     (c)  contributed or other capital surplus;


     "Officer" means any officer of the Company;

     "parties" means the parties to this Agreement and each person who hereafter subscribes to this Agreement;

     "person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision of any government;

     "Secretary" means the secretary for the time being of the Company;

     "Shareholder" means any person who is the holder of one or more Shares; and

     "Share" means an issued share in the capital of the Company.

1.2  INTERPRETATION
     --------------

In this Agreement, unless otherwise expressly stated:

     (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision;

     (b) the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

     (c) the singular of any term includes the plural, and vice versa; use of any term is generally applicable to any gender and, where applicable, a corporation; the word "or" is not exclusive and the word "including" is not limiting, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto; and all covenants herein contained shall be construed to be joint and several when applicable to more than one party;

     (d) any reference to a statute includes the regulations made pursuant thereto, all amendments made to such statute or regulations and in force from time to time, and any statute or regulations that may be passed which has the effect of supplementing or superseding such statute or regulations; and

     (e) any financial determination required to be made hereunder shall be performed in accordance with generally accepted accounting principles applied on a consistent basis and complying with the recommendations within the handbook of the Canadian Institute of Chartered Accountants.

                                   ARTICLE 2
                                   ---------
                          IMPLEMENTATION OF AGREEMENT
                          ---------------------------

2.1  UNANIMOUS SHAREHOLDERS' AGREEMENT
     ---------------------------------

This Agreement constitutes a unanimous shareholders' agreement for the purposes of the Act.

2.2  DEEMED CONSENTS
     ---------------

Each Shareholder shall be deemed to have consented to any transfer of Shares made in accordance with this Agreement and each Shareholder covenants and agrees to waive any restriction on the transfer of shares contained in the Articles or Bylaws of the Company in order to give effect to such transfers.

2.3  EFFECT OF AGREEMENT
     -------------------

Each Shareholder shall vote or cause to be voted the Shares owned by it in such a way as to fully implement the terms and conditions of this Agreement and shall, if any Director acts contrary to the terms of this Agreement, forthwith take such steps as are necessary to remove such Director.

2.4  CONFLICT
     --------

In the event of any conflict between the provisions of this Agreement and the Articles or Bylaws of the Company on the other, the provisions of this Agreement shall govern. Each Shareholder agrees to vote or cause to be voted the Shares owned by it as necessary so as to cause the Articles or Bylaws, or both, as the case may be, of the Company to be amended to resolve any such conflict in favour of the provisions of this Agreement.

2.5  NOTICE BY COMPANY OF SHAREHOLDERS' AGREEMENT
     --------------------------------------------

The Company by its execution hereof hereby acknowledges that it has actual notice of the terms of this Agreement, consents thereto and hereby covenants with each of the Shareholders or other parties hereto that it will at all times during the continuance hereof be governed by this Agreement in carrying out its business and affairs and accordingly shall give or cause to be given such notice, execute or cause to be executed such deeds, transfers and documents and do or cause to be done all such acts, matters and things as may from time to time be necessary or conducive to the carrying out of the terms and intent hereof.

2.6  ENDORSEMENT UPON SHARE CERTIFICATES
     -----------------------------------

Any share certificate issued or to be issued by the Company shall be endorsed with the following memorandum:

             "The rights of the holder and successors to the holder to sell, encumber, alienate or realize the Shares represented hereby are restricted by the terms of an Agreement between the Shareholders of the Company and the Company dated the 1st day of March, 1998, a copy of which Agreement is on record with the Secretary of the Company."

2.7  SUBSEQUENT MEMBERS TO BE BOUND
     ------------------------------

Each person who becomes a Shareholder of the Company hereafter shall subscribe to and be bound by the terms of this Agreement and shall signify its assent to the terms hereof by signing this Agreement or by delivering an instrument in writing duly executed under seal to the Secretary of the Company and to the existing Shareholders indicating an intention to be bound by the terms hereof and setting out an address in British Columbia for delivery hereunder, and each of the parties covenants and agrees that upon the subsequent assent to this Agreement by any such person, each of them shall be bound to each and every such person and, in like manner, each and every such person shall be bound to each party and to each and every subsequent subscriber thereafter.

2.8  SHARES
     ------

The provisions of this Agreement relating to Shares shall apply mutatis mutandis to any shares or securities into which such Shares may be converted, changed, re-classified, re-divided, re-designated, redeemed, subdivided or consolidated; to any shares or securities that are received by the Shareholders as a stock dividend or distribution payable in shares or securities of the Company; and to any shares or securities of the Company or of any successor or continuing company to the Company that may be received by the Shareholders on a reorganization, amalgamation, consolidation, or merger, statutory or otherwise.

2.9  ACKNOWLEDGEMENT OF THE DIRECTORS
     --------------------------------

By their execution hereof, the Directors acknowledge that they shall have the power and obligation to manage the business and affairs of the Company, subject to the restrictions contained herein including, without limitation, the restrictions on the conduct of business at meetings of the Directors and such persons hereby covenant that they shall not manage the business and affairs of the Company or conduct business at any meeting of the Directors in any manner which contravenes the terms, conditions, provisions or intent of this Agreement. In addition, the Shareholders covenant with each other that they shall require any person nominated to be a Director to execute a counterpart of this Agreement in order to acknowledge, and become bound by, the terms and conditions hereof.

                                   ARTICLE 3
                                   ---------
                                  ORGANIZATION
                                  ------------

3.1  OWNERSHIP OF SHARES
     -------------------

The parties acknowledge that each Shareholder has subscribed for and is the owner, beneficially and of record, of the number of Shares in the Company set forth opposite the name of such Shareholder below:

                       Subscription                 Number, Kind and
Shareholder               Amount                    Class of Shares
-----------       -----------------------   --------------------------------
DTV                    $40,000.00                   40,000 Common (40%)
DCI                    $60,000.00                   60,000 Common (60%)

3.2  QUORUM AT SHAREHOLDERS' MEETING
     -------------------------------

The quorum for all meetings of the Shareholders shall be all of the Shareholders.

3.3  BOARD OF DIRECTORS
     ------------------

The number of Directors on the Board of the Company shall be six, of whom three shall be nominated by DTV and three shall be nominated by DCI.

3.4  QUORUM AT BOARD MEETINGS
     ------------------------

The quorum for all meetings of the Board of the Company shall be six.

3.5  PROCEEDINGS OF DIRECTORS
     ------------------------

Decisions of the Board of the Company shall be by majority vote, but the Chairman of the Board shall have a second or casting vote in the event of a deadlock on the Board.

3.6  NOMINEES
     --------

Each Shareholder shall vote, or cause its shares in the Company to be voted, so that the nominees of the Shareholders are appointed to the Board in accordance with the terms of section 3.3 and any vacancies on the Board are filled by the appointment of a nominee of the Shareholder whose nominee formerly occupied such vacant position.

3.7  EXPENSES
     --------

The Company will pay reasonable expenses with respect to one actual meeting of the Board in each year. If any other Board meetings are required, they may be conducted by teleconference.

3.8  OFFICERS
     --------

The Board shall appoint the following officers:

     (a) a Chairman, to be chosen from the Board and approved by all of the members of the Board;

     (b) a Chief Executive Officer, who shall be Clive Barwin unless and until otherwise determined by the Board;

     (c) a Chief Operating Officer and President who shall be Charles Zwebner unless and until otherwise determined by the Board; and

     (d)  such other officers as the Board may determine.

                                   ARTICLE 4
                                   ---------
                                MAJOR DECISIONS
                                ---------------

4.1  MAJOR DECISIONS
     ---------------

The authority given to the Directors in respect of the Company under this Agreement shall not extend to any of the following actions which shall require the prior unanimous written consent of the Shareholders:

     (a) the reduction of the capital of the Company or making any distribution of assets upon, or the redemption, reduction or other retirement or purchase of, any of the Shares of the Company (except as otherwise contemplated herein);

     (b) the increase, alteration, modification or amendment of the authorized capital of the Company, whether issued or unissued, in any manner whatsoever;

     (c) the splitting or consolidation of any of the authorized capital of the Company, whether issued or unissued;

     (d) the issuance or allotment or grant of any right to subscribe for or acquire any Shares in the capital of the Company (including securities convertible or exchangeable into Shares of the Company), except where provided for in this Agreement;

     (e) the sale, assignment, lease, exchange or transfer of all or substantially all of the assets or undertaking of the Company;

     (f)  any increase or decrease in the number of Directors;

     (g) any change in the quorum requirements for meetings of the Shareholders or for meetings of the Directors of the Company;

     (h) the amendment, repeal or variation of any provision contained in the Articles of the Company;

     (i) any consolidation, amalgamation, merger or combination of the Company with any other company; and

     (j) any consent to the filing of a bankruptcy petition in respect of, or to the appointment of a trustee in bankruptcy, receiver or liquidator of, or other person supervising or conducting the winding-up, liquidation, dissolution or re-organization of, or other similar proceeding or occurrence relating to the Company; passing any resolution for the winding-up of the

          Company; making any assignment for the benefit of, or any other similar arrangement with, the creditors of the Company; or committing or threatening to commit an act of bankruptcy.

                                   ARTICLE 5
                                   ---------
                                   FINANCING
                                   ---------

5.1  INITIAL LOANS
     -------------

The Shareholders have advanced or have agreed to advance to the Company the following amounts by way of loans (the "Initial Loans"):

Shareholder                                      Amount
-----------                                      ------
DTV                                            $600,000.00
DCI                                            $340,000.00

The Initial Loan by DTV is hereinafter called the "Initial DTV Loan"; and the Initial Loan by DCI is hereinafter called the "Initial DCI Loan". The amount by which the Initial DTV Loan exceeds the Initial DCI Loan ($260,000) is hereinafter called the "Excess DTV Loan". The provisions of section 5.6 shall apply to the Initial Loans.

5.2  GOODWILL LOANS
     --------------

In addition to the Initial Loans, the Company is indebted to each of the Shareholders in the sum of $1,000,000 (collectively the "Goodwill Loans") in pursuance of sections 2.4 and 2.7 of the Heads of Agreement. The provisions of section 5.6 shall apply to the Goodwill Loans.

5.3  FURTHER ADVANCES
     ----------------

Except as provided in this Agreement, no Shareholder shall be obliged to make any Advances to the Company. If the Directors determine by resolution that additional funds are required from the Shareholders, the Company shall raise such additional funds by giving written notice to the Shareholders requiring them to make advances (the "Further Advances") totalling the additional funds required in proportion to their respective holdings of Shares. If within 30 days of receiving written notice of such offer any Shareholder (in this Article, a "Non-Contributing Shareholder") fails to remit the Further Advances as requested, then the other Shareholder (in this Article, the "Contributing Shareholders") shall be entitled (but shall not be obliged) within 60 days thereafter to remit the Further Advances not so remitted.

5.4  REMITTANCE OF FURTHER ADVANCES
     ------------------------------

In the event of a failure of a Non-Contributing Shareholder to remit Further Advances to the Company pursuant to section 5.3, the provisions of section 5.5 shall apply.

5.5  ADJUSTMENT OF INTERESTS
     -----------------------

For the purposes of this section 5.5 only, DTV shall be deemed to have made Advances to the Company in the sum of $40,000; and DCI shall be deemed to have made Advances to the Company in the sum of $60,000 (such Advances hereinafter called the "Deemed Advances"). If a Shareholder fails to remit a

Further Advance in pursuance of section 5.3, the number of Shares to which the Shareholders are entitled shall be adjusted on the basis that the number of Shares to which a particular Shareholder is from time to time entitled is 100,000 multiplied by a fraction of which:

   (a) the numerator is the sum of the particular Shareholder's Deemed Advances and Further Advances; and

   (b) the denominator is the sum of both Shareholders' Deemed Advances and Further Advances,

and the Non-Contributing Shareholder shall forthwith execute and deliver to the Contributing Shareholder one or more share certificates representing the Shares of the Non-Contributing Shareholder, endorsed for transfer in favour of the Contributing Shareholder, as well as a resolution of the Directors of the Company authorizing the transfer of Shares by the Non-Contributing Shareholder to the Contributing Shareholder and any other documents which may reasonably be required to effect the foregoing resulting transfer of Shares by the Non-Contributing Shareholder to the Contributing Shareholder.

   5.6  TERMS OF ADVANCES
        -----------------

The terms of each Advance shall, unless all of the Shareholders otherwise agree and except as provided in section 5.4, be as follows:

   (a) the Goodwill Loans shall not bear interest, and shall be payable on the seventh anniversary of this Agreement;

   (b) Advances other than the Goodwill Loans shall bear interest on the unpaid balance thereof at the rate of 12% per annum, computed from the dates such Advances arise, calculated daily and compounded semi-annually, not in advance, both before and after maturity or default, and such interest shall (subject to the remaining provisions of this section) be due and payable 30 days following the end of each fiscal year of the Company;

   (c) the principal amount of each Advance other than the Goodwill Loans shall (subject to the remaining provisions of this section) be repaid in such installments and at such times as the Directors of the Company may by resolution determine. Any repayments of principal shall be directed as follows:

        (i) firstly, towards payment of that portion of any Shareholder's Advances which are in excess of its proportionate holdings of Shares in the Company; and

        (ii) secondly, towards payment of the remaining Advances pro rata amongst the Shareholders according to their respective holdings of Shares in the Company;

   (d)  the Excess DTV Loan shall be repayable on the earlier of:

        (i) the sale by one or both of the Shareholders of all of their Shares of the Company to a third party; or

        (ii) the exercise by DTV of its option to purchase 9,000 Shares of the Company from DCI for $249,930 as contemplated in section 3.1 of the Heads of Agreement, but only if the Company then has sufficient funds available to repay the Excess DTV Loan;

     (e) after default, whether of principal or interest or both, interest at the rate aforesaid shall accrue and be payable on the first day of each and every month and upon default of payment of any installment of interest, such interest shall at once become principal and bear interest at the rate aforesaid, which interest shall be payable on the first day of each and every month, and shall bear interest at the rate aforesaid if not paid prior to the next day for the payment of interest, to the intent that all interest, whether upon principal or upon interest, shall be compounded at each day mentioned for the payment of interest;

     (f) the Company may at any time and from time to time prepay all or any portion of the principal amount outstanding under the Advances, together with interest thereon at the rate aforesaid to the date or dates of such prepayment, without notice, penalty or bonus. Each such prepayment shall be made in accordance with the order of distribution set forth in subsection (c) above;

     (g) the principal amount outstanding under each Advance, together with all accrued interest thereon, shall forthwith become due and payable at the option of the Shareholder to whom such Advance is owed upon the occurrence of any of the following events:

          (i) the Company becoming bankrupt or filing a proposal or making an assignment for the benefit of creditors;

          (ii) a receiver, interim-receiver, trustee, liquidator, or a receiver/manager being appointed for substantially all of the property or business of the Company; or

          (iii) the Company defaulting in payment of any instalment of principal or interest and such default continuing for fifteen (15) days after the Company and the other Shareholder receives written notice thereof from the Shareholder whose Advances are so in default;

     (h) the Shareholders shall subordinate and postpone their Advances (and shall, without limitation, postpone the date for payment of principal and interest thereon) as may be required from time to time in order to facilitate other borrowing by the Company or to keep the Company in compliance with the terms of any credit facilities from time to time being used by the Company; and

     (i) the Company will at any time upon request by any Shareholder execute and deliver to such Shareholder promissory notes evidencing the obligations of the Company to such Shareholder in connection with the Advances, as well as such security as the Board may determine to grant to any Shareholder in respect of the Advances.

5.7  WAIVER OF PRE-EMPTIVE RIGHTS
     ----------------------------

The Shareholders hereby waive and agree to waive any pre-emptive right or other right provided for in the Act or Articles or Bylaws of the Company which might otherwise interfere or conflict with the operation of this Article.

5.8  GUARANTEES
     ----------

Except upon the unanimous determination of the Shareholders, no Shareholder shall be obligated to enter into any guarantee with respect to the indebtedness or obligations of the Company, or to pledge its credit on behalf of the Company.

                                   ARTICLE 6
                                   ---------
                          RESTRICTIONS UPON TRANSFERS
                          ---------------------------

6.1  RIGHT OF TRANSFER RESTRICTED
     ----------------------------

Except as permitted by this Agreement, no Shareholder (in this section, the "Transferor") shall sell, assign, transfer, mortgage, pledge, charge or otherwise dispose of or encumber, or agree absolutely or contingently to dispose of or encumber, any interest in or the control over any Shares or Advances except with the prior written consent of each other Shareholder and then only if the person to whom the Transferor desires to dispose of or encumber such interest or control agrees with the other parties to this Agreement to become bound by the terms of this Agreement.

6.2  TRANSFER TO AFFILIATE
     ---------------------

A Shareholder may sell, transfer or otherwise dispose of the whole or any part of its Shares or Advances to any of its Affiliates if the Shareholder and the Affiliate enter into an agreement with the other parties that:

     (a) the Affiliate will remain an affiliate so long as it holds the said Shares or Advances or any part thereof;

     (b) prior to the Affiliate ceasing to be an affiliate, it will transfer the Shares or Advances back to the Shareholder of which it was an Affiliate or to another Affiliate of such Shareholder, provided that such other Affiliate enters into a similar agreement with the other parties;

     (c) the Affiliate will otherwise be bound by the provisions of this Agreement; and

     (d) the Shareholder will remain jointly and severally liable with the Affiliate for any obligations arising out of this Agreement.

                                   ARTICLE 7
                                   ---------
                             RIGHT OF FIRST REFUSAL
                             ----------------------

7.1  RIGHT OF FIRST REFUSAL
     ----------------------

A Shareholder (in this Article, the "Transferor") may sell, assign or transfer all (but not less than all) of its Shares and Advances to any person if the Transferor shall, before offering to sell such Shares or Advances to any person or accepting any offer from any person to purchase such Shares or Advances, deliver to the Secretary written notice (in this Article, the "Notice") specifying:

     (a) the number of Shares which the Transferor desires or proposes to sell, assign or transfer;

     (b) the price per share (expressed in Canadian currency) at which the Transferor proposes to sell, assign or transfer such Shares;

     (c) the principal amount of Advances which the Transferor proposes to sell, assign or transfer and the price to be paid for such Advances;

     (d) any other terms and conditions of the proposed sale, assignment or transfer (which shall not be inconsistent with the terms of this Agreement); and

     (e) whether or not the Transferor has received a bona fide arm's length offer to purchase such Shares or Advances from, or proposes to sell such Shares or Advances to, any particular person and, if so, the information with respect to such person specified in section 7.10.

7.2  DEEMED OFFER
     ------------

The Notice shall be deemed to constitute an offer by the Transferor to sell the Shares and Advances referred to in the Notice to the other Shareholder, at the price per Share, on the other terms specified in the Notice and otherwise in accordance with this Agreement, and the Transferor shall not be permitted to withdraw such offer until after the expiration of the period referred to in section 7.4.

7.3  SECRETARY TO BE AGENT OF TRANSFEROR
     -----------------------------------

Delivery of the Notice to the Secretary shall be deemed to constitute the Secretary the agent of the Transferor for the sale of the Shares or Advances referred in the Notice to the other Shareholder at the price per Share, on the other terms specified in the Notice and otherwise in accordance with this Agreement.

7.4  NOTICE
     ------

As soon as the Notice has been received by the Secretary, the Secretary shall provide a copy of such Notice to the other Shareholder and shall invite it to advise the Secretary in writing, prior to the expiration of a period of 30 days following receipt by the Shareholder of a copy of the Notice, whether it is willing to purchase all of the Shares and Advances referred to in the Notice.

A binding contract of purchase and sale shall be formed between the Shareholder which has indicated its willingness to purchase the Shares referred to in the Notice and the Transferor, respectively, at the price per share, on the other terms specified in the Notice and otherwise in accordance with this Agreement for the Shares and Advances referred to in the Notice.

7.5  FAILURE TO TAKE UP SHARES
     -------------------------

If the other Shareholder does not advise the Secretary pursuant to section 7.4 that it is willing to purchase all of the Shares referred to in the Notice, then the Transferor may, within a period of 30 days following the expiration of the 30-day period referred to in section 7.4, sell all (but not less than all) of such Shares and Advances that the other Shareholder is not willing to purchase to any person (a "Third Party") who makes a bona fide arm's length offer to the Transferor to purchase such Shares at the price per Share and on the other terms specified in the Notice.

7.6  FAILURE TO SELL TO A THIRD PARTY
     --------------------------------

If a sale of Shares and Advances referred to in the Notice as permitted by this Agreement is not completed within the 30-day period referred to in section 7.5, then the Transferor may only sell such

Shares and Advances if all of the requirements of this Article 7 are again complied with and the right of first refusal granted by this Article 7 shall continue in full force and effect with respect to all Shares and Advances then held by the Transferor.

7.7  OFFERS BY TRANSFERORS MUST CONFORM TO NOTICE TERMS
     --------------------------------------------------

The Transferor shall not sell or offer to sell to any person, or accept any offer from any person to purchase, any Shares or Advances pursuant to this
Article 7 at a price per share lower, or upon terms significantly different than, the price per share and the other terms specified in the Notice.

7.8  MEANING OF BONA FIDE ARM'S LENGTH OFFER
     ---------------------------------------

In order to be a bona fide arm's length offer within the meaning of this Article 7, an offer must be in writing signed by the offeror (who must be a person dealing at arm's length with the Transferor and a person financially capable of carrying out the terms of such offer), in a form legally enforceable against the offeror.

7.9  THIRD PARTY TO BE BOUND
     -----------------------

No disposition of Shares or Advances to a Third Party as permitted by this Agreement shall be made unless prior to such disposition:

     (a)  the Transferor shall have provided the other Shareholder with:

          (i) a copy of all agreements between the Transferor and the Third Party pertaining to such disposition; and

          (ii) such information pertaining to the ownership and control of the Third Party as is reasonably necessary to confirm that the Third Party is acting at arm's length from the Transferor; and

     (b) the Third Party shall have entered into an agreement with the remaining Shareholder under which the Third Party becomes bound by and entitled to the benefit of the provisions of this Agreement, and the other Shareholder hereby agrees to enter into such an agreement with the Third Party.

7.10 WAIVER
     ------

Any Shareholder may at any time by written notice to the Company waive the benefits of this Article 7, either generally or for a specified period of time or with reference to a specified transaction.

7.11 PRIORITY
     --------

Notwithstanding anything to the contrary elsewhere contained in this Article 7, a Shareholder shall not deliver a Notice under this Article, and shall not be entitled to purchase any Shares offered by a Notice delivered under this Article, if immediately prior thereto such Shareholder is bound, or may by operation of this Agreement become bound within 30 days, to sell all of its Shares.

                                   ARTICLE 8
                                   ---------
                              COMPULSORY BUY-SELL
                              -------------------

8.1  BUY-SELL
     --------

Any Shareholder (in this Article, the "Instigator") may by written notice (in this Article, the "Notice") delivered to the other Shareholder (the recipient of such notice being referred to in this Article as the "Offeree") specify a price for each Share and for each $1.00 of Advance and require the Offeree to elect either:

     (a) to purchase all of the Instigator's Shares and Advances at the applicable prices specified in the Notice; or

     (b) to sell all of the Offeree's Shares and Advances to the Instigator at the said prices.

8.2  OFFER TO SELL
     -------------

The delivery of the Notice shall constitute an offer by the Instigator either to sell the Instigator's Shares and Advances to the Offeree at the applicable prices specified in the Notice, or to purchase the Offeree's Shares and Advances at the said prices. The offer to sell the Instigator's Shares and Advances to the Offeree may be accepted by the Offeree delivering to the Instigator, within 30 days of receiving the Notice, written notice that the Offeree elects to purchase the Instigator's Shares and Advances, whereupon a binding contract of purchase and sale for the Instigator's Shares and Advances between the Offeree and the Instigator shall be created upon the terms set forth herein.

8.3  OFFER TO PURCHASE
     -----------------

If the Offeree does not within the period referred to in section 8.2 deliver to the Instigator written notice that the Offeree elects to purchase the Instigator's Shares and Advances, the Offeree shall be conclusively deemed to have accepted the offer of the Instigator to purchase the Offeree's Shares and Advances, whereupon a binding contract of purchase and sale for the Offeree's Shares and Advances shall be created upon the terms set forth herein.

8.4  TERMS
     -----

The provisions of Article 10 shall apply to any contract of purchase and sale created pursuant to this Article 8.

8.5  PRIORITY
     --------

Notwithstanding anything to the contrary elsewhere contained in this Article 8, a Shareholder shall not deliver a Notice under this Article if immediately prior to such delivery:

     (a) such Shareholder, or the Offeree under such Notice, is bound, or will by operation of this Agreement become bound within 30 days, to sell all of its Shares; or

     (b) such Shareholder, or the Offeree under such Notice, may become bound to sell all of its Shares as a result of the acceptance or deemed acceptance of a Notice previously delivered under this Article.

                                   ARTICLE 9
                                   ---------
                         OPTION TO PURCHASE ON DEFAULT
                         -----------------------------

9.1  EVENT OF DEFAULT
---  ----------------

The occurrence of any of the following events shall constitute an event of default (in this Article, an "Event of Default") by or in respect of a Shareholder if:

     (a) such Shareholder sells, assigns, transfers, mortgages, pledges or otherwise disposes of or encumbers, or agrees, absolutely or contingently, to dispose of or encumber, any interest in or control over any interest in its Shares or Advances to any person except as permitted by this Agreement;

     (b) such Shareholder becomes bankrupt or commits an act of bankruptcy, or if a receiver or receiver-manager of substantially all of such Shareholder's assets is appointed, or such Shareholder make an assignment for the benefit of creditors or otherwise; or

     (c) such Shareholder defaults in the performance or observance of any other covenant, agreement or obligation of such Shareholder contained or provided for in this Agreement and such default continues for a period of thirty (30) days following receipt by such Shareholder from the other Shareholder of written notice specifying such default, unless such default is of a nature that reasonably requires more than thirty (30) days to cure, is capable of being fully cured within a reasonable time, and such Shareholder is diligently proceeding to cure such default and cures such default within a reasonable time.

9.2  DETERMINATION OF DEFAULTS
     -------------------------

In the event that a Shareholder believes that an Event of Default referred to in subsection 9.1(c) has occurred in respect of the other Shareholder (in this section, the "Defaulting Shareholder"), such Shareholder may deliver to the Defaulting Shareholder written notice specifying such Event of Default. Thereupon, commencing within 48 hours following receipt by the Defaulting Shareholder of such written notice and continuing thereafter for a period of ten
(10) days, the Defaulting Shareholder and the other Shareholder shall consult with respect to such Event of Default. At the conclusion of such consultation period, unless the other Shareholder agrees that such Event of Default has not occurred, such Event of Default shall be deemed to have occurred unless, within five (5) days after the conclusion of such consultation period, the Defaulting Shareholder submits the issue as to whether such Event of Default has occurred to an arbitrator pursuant to section 11.4, in which event the Defaulting Shareholder shall forthwith notify the other Shareholder of such submission and the decision of the arbitrator in respect thereof shall be conclusive and binding on the Defaulting Shareholder and the other Shareholder.

9.3  REMEDIES UPON DEFAULT
     ---------------------

If an Event of Default referred to in subsection 9.1(a) or (b) has occurred, or an Event of Default referred to in subsection 9.1(c) has been determined pursuant to section 9.2 to have occurred, by or in respect of a Shareholder (in this Article, the "Optionor"), the other Shareholder (in this Article, the "Optionee") may do one or more of the following:

     (a) pursue any remedy available to it in law or equity for the enforcement of its rights under this Agreement;

     (b) remedy or attempt to remedy such Event of Default, in which case all costs incurred by such Shareholder in remedying or attempting to remedy such Event of Default, together with a sum equal to 15% of such costs, shall be payable by the Optionor to such Shareholder within 15 days after receipt of an invoice from such Shareholder setting out reasonable particulars of the said charges;

     (c) waive the Event of Default, but any waiver of a particular Event of Default shall not operate as a waiver of any subsequent or continuing Event of Default; or

     (d)  exercise the Option referred to in section 9.4.

9.4  OPTION TO PURCHASE
     ------------------

Upon an Event of Default occurring, or in the case of an Event of Default referred to in subsection 9.1(c) has been determined to occur, the Optionee shall (in accordance with the apportionment specified in section 9.5) have the first right and option (in this Article, the "Option") to purchase all of the Optionor's Shares at a price (in this Article, the "Option Price") equal to the Net Value of the Optionor's Shares as at the date of exercise of the Option. The Option may be exercised, in the case of an Event of Default referred to in subsection 9.1(a) or (b), or in the case of an Event of Default referred to in section 9.1(c) which has been determined pursuant to section 9.2 to have occurred, at any time after such determination, but not later than:

     (a) in the case of an Event of Default referred to in subsection 9.1(a), 30 days following the receipt by the other Shareholder of actual notice of the occurrence of such Event of Default;

     (b) in the case of an event of Default referred to in subsection 9.1(b), the earliest of:

          (i) 30 days following the receipt by the other Shareholder of actual notice of the occurrence of such Event of Default;

          (ii)      365 days following the occurrence of such Event of Default;
                    or

          (iii)     the date upon which such Event of Default is cured; and

     (c) in the case of an Event of Default referred to in subsection 9.1(c), 30 days following such determination.

To the extent the Option is not exercised by the other Shareholder within the time limited aforesaid, the Option shall be null and void in respect of such Event of Default but this Article shall otherwise continue in full force and effect.

9.5  EXERCISE OF OPTION
     ------------------

The Option may be exercised within the time limited in section 9.4 by a Shareholder delivering to the Optionor and to the Secretary written notice to the effect that the other Shareholder (in this Article, the "Optionee") is willing to purchase all of the Optionor's Shares. The Optionor shall upon receipt of such written notice deliver to the Company share certificates representing the Optionor's Shares in respect of which the Option has been exercised, such certificates being duly endorsed in blank for transfer to be dealt with in the manner provided in Article 10.

9.6  AGREEMENT
     ---------

When the Option has been exercised in writing by the Optionee a binding contract of purchase and sale shall be formed between the Optionee and the Optionor in accordance with this Agreement (including Article 10), for the Optionor's Shares.

9.7  DETERMINATION OF NET VALUE
     --------------------------

The Optionor and the Optionee will in good faith attempt to agree upon the Net Value of the Shares to be purchased and sold pursuant to a contract of purchase and sale created pursuant to this Article determined as of the date the option was exercised. If the Optionor and the Optionee do not reach agreement upon the Net Value of such Shares determined as of such date within fifteen (15) days after such contract is created, then:

     (a) the Optionor and the Optionee will promptly submit the matter to the Independent Accountants for determination and, absent manifest error, the determination of the Independent Accountants will be conclusive and binding upon the Optionor and Optionee;

     (b) the Optionor and the Optionee will share equally all fees and expenses charged by the Independent Accountants for making such determination.

     (c) the Optionor, the Optionee and the Company will give the Independent Accountants full and complete access to the premises and the books and records of the Company and cause the Directors and Officers of the Company, and request the principal bankers, auditors and professional advisors of the Company, to furnish the Independent Accountants with such financial and other information in their possession as the Independent Accountants may request concerning the property, assets, business, financial condition and prospects of the Company for the purposes of making the determination; and

     (d) the closing date of the purchase and sale of such Shares provided for in section 10.1 will be extended to the day which is ten (10) business days after the date on which the determination of the Independent Accountants is delivered to the Optionor and Optionee, or on such earlier or later day as the Optionor and the Optionee may agree.

9.8  CLOSING OF OPTION SALE
     ----------------------

The provisions of Article 10 shall apply to the completion of any agreement of purchase and sale arising under this Article.

9.9  PRIORITY
     --------

Notwithstanding anything to the contrary elsewhere contained in this Article 9, an Optionee shall not be entitled to purchase any of the Optionor's Shares if immediately prior thereto:

     (a) the Optionee or the Optionor is bound, or will by operation of this Agreement become bound within 30 days, to sell all of its Shares; or

     (b) the Optionee or the Optionor may become bound to sell all of its Shares as a result of the acceptance or deemed acceptance of any offer previously delivered under Article 8.

                                   ARTICLE 10
                                   ----------
                            COMPLETION OF CONTRACTS
                            -----------------------

10.1 TIME AND PLACE OF CLOSING
     -------------------------

Except as otherwise provided in this Agreement, each contract of purchase and sale (in this Article, a "Contract") arising under Articles 8 or 9 shall be completed at a closing (in this Article, the "Closing") to be held at 2:00 o'clock p.m. (Vancouver time) at the registered office of the Company or at such other place as the parties to such Contract may agree, on the day (in this Article, the "Closing Date") which is ten (10) business days following the date on which such contract is formed, or such earlier or later day as the parties to such contract may agree.

10.2 PARTIES TO THE CONTRACT
     -----------------------

In this Article, a Shareholder required to sell Shares in the Company pursuant to a Contract is called a "Vendor", a Shareholder required to purchase Shares pursuant to a Contract is called a "Purchaser" and the Shares to be sold and purchased pursuant to a Contract are called the "Transfer Shares".

10.3 PAYMENT FOR TRANSFER SHARES
     ---------------------------

Unless the Purchaser and Vendor otherwise agree, the purchase price for the Transfer Shares shall be paid in full at the Closing. If, on the Closing Date, the Vendor is indebted to the Company, the Vendor hereby assigns and sets over to the Company and directs the Purchaser to pay to the Company out of the purchase price for the Transfer Shares and any amount payable to the Vendor in respect of Advances pursuant to subsection 10.4(a), the amount of such indebtedness and agrees that such payment by the Purchaser will reduce the amount payable by the Purchaser to the Vendor for the Transfer Shares or Vendor's Advances by the amount of such payment provided that the Purchaser delivers to the Vendor at the Closing a receipt from the Company for such payment.

10.4 PAYMENT OF VENDOR'S ADVANCES AND RELEASE OF VENDOR'S RESPONSIBILITIES
     ---------------------------------------------------------------------

Unless otherwise provided in this Agreement or the Vendor otherwise agrees:

     (a) the Purchaser shall either cause the Company to repay at or before the Closing the Vendor's Advances, or the Purchaser shall purchase the Vendor's Advances in full for cash at par at the Closing. If there is more than one Purchaser they shall fulfil this obligation pro rata according to the number of Transfer Shares being purchased by them; and

     (b) if, on the Closing Date, the Vendor is liable or responsible as guarantor or otherwise for any debts, liabilities or obligations of the Company, the Purchaser will use its best efforts to obtain a release or releases thereof (the cost of obtaining such release or releases to be borne by the Vendor) and to the extent that such release or releases have not been obtained, the Purchaser will agree to indemnify the Vendor against, and save and hold the Vendor harmless from, any and all claims arising out of such liability or responsibility; and if there is more than one Purchaser, their liability on such indemnity shall be limited pro rata according to the number of Transfer Shares being purchased by them.

10.5 CLOSING DOCUMENTS AND ESCROW BY THE COMPANY
     -------------------------------------------

(1) In addition to any other documents required by this Agreement or the terms of the Contract, the Vendor shall deliver to the Company at the Closing, duly executed where appropriate:

     (a) an instrument of transfer and such other documents as may be necessary to assign and transfer the Transfer Shares to the Purchaser;

     (b) the resignation of the Vendor and any of its nominees from any offices or directorships in the Company, effective on the Closing Date;

     (c) if, on the Closing Date, the Vendor is indebted to the Company in an amount in excess of the amount payable to the Vendor for the Transfer Shares and Vendor's Advances, the amount of such excess (provided that the Company delivers to the Vendor at the Closing a receipt for such payment);

     (d) a release of each claim which the Vendor may then have against the Company, including claims in respect of the Vendor's Advances (except to the extent the Purchaser is purchasing the Vendor's Advances);

     (e) if the Purchaser is purchasing all of the Vendor's Advances, an assignment to the Purchaser of the Vendor's Advances and all security for the repayment thereof, if any, held by the Vendor or, if the Purchaser is purchasing only a portion of the Vendor's Advances, an assignment to the Purchaser of such portion of the Vendor's Advances and such security; and

     (f) all such other documents and assurances as the Purchaser's solicitor may reasonably request in order to comply with and to fulfil the intent of this Agreement and the terms of the Contract.

(2) In addition to any other documents and things required by this Agreement or the terms of the Contract, the Purchaser shall deliver to the Vendor at the Closing, duly executed where appropriate, against delivery by the Company to the Purchaser of the documents referred to in subsection 10.5(1):

     (a) the purchase price for the Transfer Shares and (if applicable) the Vendor's Advances (less the amount paid by the Purchaser to the Company pursuant to section 10.3) in cash or by certified cheque drawn on a Canadian chartered bank;

     (b) a receipt of the Company for any amount paid by the Purchaser to the Company pursuant to section 10.3;

     (c) such releases and indemnification agreements as may be required pursuant to subsection 10.4(b); and

     (d) all such documents and assurances as the Vendor's solicitor may reasonably request in order to comply with and to fulfil the intent of this Agreement and the terms of the Contract.

(3) All documents delivered by the Vendor to the Company at or before the Closing shall be held by the Company in escrow until the Purchaser has delivered all documents and paid or deposited all money required to be delivered, paid or deposited to or to the credit of the Vendor by the Purchaser at the Closing, at which time the Company shall deliver to the Purchaser the documents delivered by the Vendor pursuant to subsection 10.5(1) and the transfer of the Transfer Shares to the Purchaser shall be completed by the Company and new share certificates issued therefor.

10.6 TIME TO BE OF THE ESSENCE
     -------------------------

Time shall be of the essence of each Contract and each Contract shall be binding upon the parties thereto and upon the respective heirs, personal representatives, executors, administrators, successors and assigns of the parties thereto.

10.7 FAILURE TO COMPLETE
     -------------------

If any Purchaser defaults at the Closing in paying the purchase price for the Transfer Shares or any other amounts payable to or to the credit of the Vendor at the Closing, or in delivering to the Vendor the documents, if any, required to be delivered by such Purchaser to the Vendor at the Closing, the other Purchasers (if any) shall be promptly advised of such default and may by written notice delivered to the Vendor within one business day of being advised of such default, elect to postpone the Closing for two business days. At such postponed Closing, the other Purchasers who have so elected may perform the obligations of such Purchaser in default and thereby become entitled to receive (pro rata, if more than one) the Transfer Shares which would otherwise be transferred to such Purchaser in default. If the other Purchasers fail to perform such obligations, or if there is no Purchaser other than the Purchaser in default, the Vendor may, by delivering written notice to all Purchasers and the Company that the Vendor is terminating the Contract, terminate the Contract and retake possession of the Transfer Shares as the absolute owner thereof, in which event the rights of all Purchasers in respect of the Transfer Shares shall revert to the Vendor and the Vendor shall be entitled, upon delivering to the Company and each Shareholder its duly executed subscription to this Agreement (if it is not then a shareholder), to the return from the Company of the documents delivered by the Vendor to the Company in escrow in connection with the Contract. Nothing in this section shall be construed as reducing or mitigating the availability of the remedy of specific performance in respect of the Contract.

                                   ARTICLE 11
                                   ----------
                                    GENERAL
                                    -------

11.1 INDEMNITY
     ---------

Except as otherwise specifically provided for this Agreement, each Shareholder will indemnify and save the other Shareholders harmless from all losses, damages, costs (including legal fees and disbursements on a solicitor and own client basis), actions, suits and liability arising out of or in any way connected with any breach by such first Shareholder of any representation, warranty, covenant or agreement made by it and contained in this Agreement. The obligations of a Shareholder under this section shall survive such Shareholder ceasing to be a party to this Agreement.

11.2 WAIVER
     ------

No waiver by or on behalf of any party of any breach of any of the covenants, warranties, conditions, restrictions or stipulations herein contained shall take effect or be binding upon such party unless the same is expressed in writing under the authority of such party, and any waivers so given shall extend only to the particular breach so waived and shall not limit or affect any rights with respect to any other or future breach.

11.3 FURTHER ASSURANCES
     ------------------

The parties agree to execute such further documents and do all such things and perform all such acts as are necessary to carry out the full intent of this Agreement.

11.4 ARBITRATION
     -----------

All unresolved disputes between the parties arising out or in connection with or resulting from this Agreement or the breach hereof (but excluding any stalemate arising from a Shareholder reasonably withholding its consent to one of the actions described in section 4.1) shall be finally determined by arbitration before a single arbitrator conducted under the Arbitration Act of Ontario. The determination of such arbitrator shall be final and binding upon the parties.

11.5 ENTIRE AGREEMENT
     ----------------

This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understanding, negotiations and discussions, whether oral or written, of the parties. The parties acknowledge that there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof.

11.6 PAYMENT OF MONIES
     -----------------

The parties acknowledge and agree that any payment of monies required to be made under this Agreement shall be made in Canadian funds and any tender of monies or documents hereunder may be made upon the solicitors acting for the party upon whom the tender is desired and it shall be sufficient that a negotiable bank draft or certified cheque is tendered instead of cash.

11.7 SEVERABILITY
     ------------

If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement or application of such term, covenant or condition to a party or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and each remaining term, covenant or condition of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

11.8 REMEDIES
     --------

No remedy herein conferred upon any party is intended to be exclusive of any other remedy available to that party, but each remedy shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing by law or in equity or by statute.

11.9 NOTICES
     -------

Any notice required or permitted to be given hereunder by any party shall be deemed to have been well and sufficiently given if personally delivered or telecopied to the party for whom it is intended at the address set forth below:

     (a)  if to DTV, then:

                  101 West 5th Avenue
                  Vancouver, BC , V5Y 1H9

                  Facsimile No. (604) 874-1503

     (b)  if to DCI, then:

                  611 Access Road
                  Stratford, Connecticut, USA, 06497

                  Facsimile No. (203) 380-0915

     (c)  if to the Company, then:

          to both DTV and DCI at the address and fax numbers described above

     (d)  if to the Directors, then:

          in the case of Clive Barwin, Peter Hough and Garth Braun c/o DTV at the address and fax number described above;

          in the case of Charles Zwebner, John Adams and Larry Shatsoff, c/o DCI at the address and fax number described above;

or to such other addresses as a party may from time to time designate to the other parties by notice delivered in accordance with this section. Any notice delivered as aforesaid shall be deemed to have been given to the party to whom it is addressed when delivered or, if telecopied, then on the next business day following the date of transmission.

11.10  CONFIDENTIALITY
       ---------------

All information and data concerning or derived from the business of the Company which have not been publicly reported shall be kept confidential by the parties and their representatives and, except to the extent required by law or by regulation of any securities commission or stock exchange, or in connection with the filing of a prospectus or statement of material facts or preparation of financial statements by any party or any of its Affiliates, shall not be disclosed to any other person without the prior consent of the other parties. Consent to disclosure of information shall not be unreasonably withheld where a party wishes to disclose any such information to a third party for the purpose of arranging financing for its contributions hereunder or for the purpose of selling its interest in the Company, provided that such third party gives its undertaking to the parties that any such information not theretofore publicly disclosed shall be kept confidential and not disclosed to others. Before making a disclosure of confidential information as permitted above, the disclosing party shall take all reasonable steps by prior consultation with the other parties to avoid causing any difficulty or inconvenience to those other parties. No party shall be liable to the other parties for a breach of this section resulting from any disclosure of confidential information by any of such party's representatives provided that such party has taken reasonable steps to ensure the preservation of the confidential nature of such information.

11.11  GOVERNING LAW
       -------------

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario.

11.12  AMENDMENTS
       ----------

This Agreement may be altered or amended in any of its provisions when any such changes are reduced to writing and signed by the parties, but not otherwise.

11.13  ASSIGNMENT
       ----------

This Agreement may not be assigned in whole or in part by any party except with the prior unanimous written consent of all other persons then parties to this Agreement.

11.14  ENUREMENT
       ---------

This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, administrators, successors and permitted assigns.

11.15  TIME OF THE ESSENCE
       -------------------

Time shall be of the essence in complying with the terms of this Agreement.

11.16  COUNTERPARTS AND FACSIMILE
       --------------------------

This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear date as of the date of this Agreement. A facsimile transcribed copy of this Agreement signed by a party in counterpart or otherwise, shall be deemed to be and to constitute a properly executed, delivered and binding document of the party so signing, notwithstanding any variation in the dates of execution.

          IN WITNESS WHEREOF the parties have executed this Agreement.


THE SEAL of DATAWAVE SYSTEMS INC. was hereunto       )
affixed this 10th day of February, 1998 in           )
the presence of:                                     )
                                                     )   c/s
 /s/  Peter Hough                                    )
--------------------------------------------------   )
                                                     )
 /s/  Clive Barwin                                   )
--------------------------------------------------   )

THE SEAL of DCI TELECOMMUNICATIONS INC. was          )
hereunto affixed this 10th day of February, 1998     )
in the presence of:                                  )
                                                     )    c/s
 /s/                                                 )
--------------------------------------------------   )
                                                     )
 PRESIDENT & CEO                                     )
---------------------------------------------------  )
                                                     )


THE SEAL of 3423221CANADA INC. was hereunto          )
affixed this 10th day of February, 1998 in           )
the presence of:                                     )
                                                     )    c/s
 /s/                                                 )
--------------------------------------------------   )
 /s/                                                 )
--------------------------------------------------   )

SIGNED, SEALED & DELIVERED                           )
by CLIVE BARWIN                                      )
in the presence of:                                  )
                                                     )
 /s/ Sarah Sandusky                                  )  /s/ Clive Barwin
--------------------------------------------------   )  -----------------------
Signature of Witness                                 )  CLIVE BARWIN
                                                     )
Name:  SARAH SANDUSKY                                )
     _____________________________________________   )
Address:  3-668 W. 17th Ave.                         )
        ------------------------------------------   )
          Vancouver, BC  V5Z1T8                      )
--------------------------------------------------   )
Occupation:        RECEPTIONIST                      )
           ---------------------------------------   )

SIGNED, SEALED & DELIVERED                           )
by PETER HOUGH                                       )
in the presence of:                                  )
                                                     )
 /s/ Sarah Sandusky                                  )  /s/ Peter Hough
--------------------------------------------------   )  -----------------------
Signature of Witness                                 )  PETER HOUGH
                                                     )
Name: SARAH SANDUSKY                                 )
     ---------------------------------------------   )
Address: 3-668 W. 17th Ave                           )
        ------------------------------------------   )
         Vancouver, BC V5Z1T8                        )
--------------------------------------------------   )
Occupation: RECEPTIONIST                             )
           ---------------------------------------   )



SIGNED, SEALED & DELIVERED                           )
by GARTH BRAUN                                       )
in the presence of:                                  )
                                                     )
 /s/ Diane Rees                                      )  /s/ Garth Braun
--------------------------------------------------   )  -----------------------
Signature of Witness                                 )  GARTH BRAUN
                                                     )
Name:  Diane Rees                                    )
     ---------------------------------------------   )
Address: 3094 Spencer Drive                          )
        ------------------------------------------   )
         West Vancouver, BC                          )
--------------------------------------------------   )
Occupation:  Project Coordinator                     )
           ---------------------------------------   )
                                                     )

SIGNED, SEALED & DELIVERED                           )
by CHARLES ZWEBNER                                   )
in the presence of:                                  )

 /s/ Sarah Sandusky                                  )   /s/ Charles Zwebner
--------------------------------------------------   )  ______________________
Signature of Witness                                 )  CHARLES ZWEBNER
                                                     )
Name:  SARAH SANDUSKY                                )
     ---------------------------------------------   )
Address: 3-668 W. 17th Ave.                          )
        ------------------------------------------   )
         Vancouver, BC V5Z1T8                        )
--------------------------------------------------   )
Occupation: RECEPTIONIST                             )
           ---------------------------------------   )
                                                     )

SIGNED, SEALED & DELIVERED                           )
by JOHN ADAMS                                        )
in the presence of:                                  )
                                                     )
 /s/ Larry Shatsoff                                  )  /s/ John Adams
--------------------------------------------------   )  ----------------------
Signature of Witness                                 )  JOHN ADAMS
                                                     )
Name:  Larry Shatsoff                                )
      --------------------------------------------   )
Address: 39 Haven Farm Rd                            )
        ------------------------------------------   )
        North Haven, CT 06473                        )
--------------------------------------------------   )
Occupation: V.P. - CEO                               )
           ---------------------------------------   )
                                                     )


SIGNED, SEALED & DELIVERED                           )
by LARRY SHATSOFF                                    )
in the presence of:                                  )
                                                     )
 /s/ Grace P. Murphy                                 )   /s/ Larry Shatsoff
-------------------------------------------------    )  ----------------------
Signature of Witness                                 )  LARRY SHATSOFF
                                                     )
Name:  Grace P. Murphy                               )
     --------------------------------------------    )
Address:    41 Riders Lane                           )
        -----------------------------------------    )
           Feld, CT  06430                           )
-------------------------------------------------    )
Occupation:  Office Manager                          )
           --------------------------------------    )

                                  SCHEDULE "A"
                                  ------------

                            DIRECTORS OF THE COMPANY
                            ------------------------

1.   Clive Barwin

2.   Peter Hough

3.   Garth Braun

4.   Charles Zwebner

5.   John Adams

6.   Larry Shatsoff